Exhibit 10.3

			     Shiva Corporation
	     Incentive and Non-Qualified Stock Option Agreement

Shiva Corporation, a Massachusetts corporation (the "Company"), hereby grants this 28th day of April, 1997 to James L. Zucco (the "Employee"), an option to purchase a maximum of 700,000 shares of its Common Stock, $.01 par value, at the price of $8.3125 per share, on the following terms and conditions:

1. Granted Under 1988 Stock Plan. This option is granted pursuant to and is governed by the Company's 1988 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Incentive Stock Option; Other Options. Except as described below, this option is intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986 (the "Code").  Pursuant to
Section 6(c) of the Plan, the Company may not grant incentive stock options ("ISOs") to the extent that the aggregate fair market value (FMV) of stock with respect to which the options are exercisable for the first time (during any taxable year) by the employee exceeds $100,000 (the FMV being determined as the time the option with respect to such stock is granted).
Consequently, in accordance with the provisions of Section 6(c) of the Plan, the Company hereby designates any options granted in excess of such limitation as "Non-Qualified Options" under the Plan. For example, for options vested in calendar year 1997, as set forth below, options to purchase 12,030 shares shall be considered ISOs and options to purchase 162,970 shares shall be considered Non-Qualified Options. This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of the instrument shall not effect the grant of another option.

3. Extent of Option if Employment Continues. If the Employee has continued to be employed by the Company on the following dates, the Employee may exercise this option for the number of shares set opposite the applicable date:

	  April 28, 1997                     up to 175,000 shares

	  On the first day of each August,   up to an additional 43,750
	  November, February and May         shares (until all 700,000 shares
	  beginning August 1, 1998 with      subject to this agreement are
	  vesting complete on May 1, 2001.   fully vested)

In addition, the last quarter, or 175,000 shares that will vest from May 2, 2000 to May 1, 2001 will accelerate and vest immediately if and when the Company's stock has maintained a ninety day trailing average day-ending price of $35 per share for a period of ninety days.

      The foregoing to the contrary notwithstanding, if the Board of Directors of the Company approves a proposed "change in control" of the Company (as defined below), if such transaction is thereafter consummated and if the Employee has continued to be employed by the Company on the date of consummation, the Employee may exercise this option for (a) if such Board approval occurred on or before April 28, 1998, up to 350,000 shares in total, or (b) if such Board approval occurred on or after April 29, 1998 up to 700,000 shares.

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      The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

For purposes of this Agreement, the term "change in control" shall mean the occurrence of any one or more of the following events:

(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of
1934) directly or indirectly of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company, provided such person beneficially owned less than 5% of such securities on the date hereof: or

(b) the sale or other disposition of substantially all of the assets or other business of the Company.

4. Termination of Employment. If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Article 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

5. Death; Disability. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.
If the Employee ceases to be employed by the Company by reason of his disability (as defined by the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with terms thereof.

7. Payment of Price. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal to the amount of the option price.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or at such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Upon any exercise of vested options, the Employee shall be entitled to designate whether and to what extent he is exercising vested
ISOs or Non-Qualified Options, in each case up to the maximum number of vested options of each type, and in the absence of any designation, the Employee shall be deemed to have exercised ISOs to the maximum extent possible, and any excess shall be deemed to be an exercise of Non-Qualified Options. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if the option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and nonassessable.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of the descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11. No Obligation to Continue Employment. The Company and any Related Corporations are not by the Plan or this option obligated to continue the Employee in employment.

12. No Rights as a Stockholder Until Exercise. The Employee shall have no rights as a stockholder with respect to shares subject to this agreement until the stock certificate has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13. Capital Changes and Business Successions. It is the purpose of this option to encourage the Employee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such as stock dividend, merger or similar occurrence would cause the Employee's rights hereunder to be diluted or terminated and thus be contrary to the Employee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, employment by the Company includes employment by a related Corporation as defined by the Plan.

14. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of any ISO portion of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock acquired upon exercise of an ISO before the later of
(a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of any ISO portion of this stock option if he makes a Disqualifying Disposition of the stock received on exercise of any ISO portion of this option.

15. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold tax with respect to an exercise of Non-Qualified Options or a Disqualifying Disposition (as defined in Article 14) of Common Stock received by the Employee on exercise of any ISO portion of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition or exercise of Non-Qualified Options. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

16. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.


      IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date set forth above, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

				      /s/ James L. Zucco
				      ------------------------
				      James L. Zucco


				      SHIVA CORPORATION


				      By: /s/ Frank A. Ingari
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